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                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-83296) of Racing Champions Corporation and of our report dated February 22, 2002, with respect to the consolidated financial statements of Racing Champions Worldwide Limited included therein in the Registration Statement (Form S-3) and related prospectus of Racing Champions Corporation for the registration of 345,000 shares of its common stock.


/S/ ERNST & YOUNG LLP

Exeter, England
March 28, 2002